POPULAR, INC. LOGO                                                 EXHIBIT 10.38

                                  POPULAR, INC.
                       2006 INCENTIVE AWARD AND AGREEMENT

                                    SECTION 1

                                  Introduction

     Section 1.1. Purpose. Popular, Inc. (the "Corporation") has established and maintains the 2004 Omnibus Incentive Plan (the "Plan") to, among others, provide flexibility to the Corporation and its affiliates to attract, retain and motivate their officers, executives and other key employees through the grant of awards and to adjust its compensation practices to the best compensation practices and corporate governance trends as they develop from time to time. The Corporation hereby grants a Short-Term Annual Incentive Award and a Long-Term Annual Incentive Award (the "Award") under the Plan to the person identified in
Section 3.

                                    SECTION 2

                                   Definitions

     When used in this Award, unless the context clearly requires a different meaning, the following words and terms shall have the meanings set forth below. Terms not otherwise defined herein shall have the meaning ascribed to them in the Plan. Whenever appropriate, words and terms used in the singular shall be deemed to include the plural, and vice versa, and the masculine gender shall be deemed to include the feminine gender.

     Section 2.1. "Affiliate" shall mean any corporation or other form of entity of which the Corporation owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

     Section 2.2. "Eligible Earnings" shall mean the Grantee's base salary (prior to any deferrals under a cash or deferred compensation plan sponsored by the Corporation or an Affiliate) paid during the Plan Year. From time to time the Plan Administrator may, in its sole discretion, establish rules for determining the amounts of Eligible Earnings for employees who become Grantees other than on the first day of a Plan Year as well as any reduction of Eligible Earnings as a result of paid leave of absences.

     Section 2.3. "Extraordinary Items" shall mean extraordinary, unusual and/or non-recurring items of income and expenses.

     Section 2.4. "Net Income" for any Plan Year shall mean net income excluding the effects of Extraordinary Items for that Plan Year.

POPULAR, INC. LOGO

     Section 2.5. "Performance Goal" shall mean after-tax Net Income (prior to change in accounting principle) for the 2006 Plan Year:

     (a)  "Corporate Performance Goal" = $_________* for Popular, Inc.

     (b) "Circle Performance Goal" = $__________* for the BPNA Circle, consisting of Banco Popular North America, Popular Leasing USA, Banco Popular, NA mortgage business, Popular Insurance Agency USA

     Section 2.6. "Plan Administrator" shall mean the Compensation Committee of the Board of Directors of the Corporation.

     Section 2.7. "Plan Year" shall be the 2006 calendar year.

     Section 2.8. "Restricted Period" shall mean the period of time during which the shares of Restricted Stock are subject to forfeiture or restrictions on transfer pursuant to Article VIII of the Plan.

     Section 2.9. "Restricted Stock" shall mean shares of the Corporation's common stock, par value $6.00 per share, subject to forfeiture and restrictions on transferability in accordance with Article VIII of the Plan.

                                    SECTION 3

                                Grantee of Award

     Section 3.1. Grantee of Award. An award is granted to Roberto R. Herencia (the "Grantee").

                                    SECTION 4

                                      Award

     Section 4.1. Short-Term Annual Incentive Award -- General

(a) The Short-Term Annual Incentive Award of the Grantee shall be an amount equal to the sum of the Grantee's:

     (i)  Corporate Performance Component, as described in Section 4.2.(a); plus

     (ii) Circle Performance Component, as described in Section 4.2.(b); plus

     (iii) Strategic and Personal Performance Component, as described in Section 4.2.(c).

(b) The Plan Administrator may establish a method for adjusting the Short-Term Annual Incentive Award of the Grantee if he was on an approved leave of absence during the Plan Year and may establish different methods for different forms of leave of absence.

* INFORMATION INTENTIONALLY OMITTED BECAUSE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

POPULAR, INC. LOGO

     Section 4.2. Short-Term Annual Incentive Award -- Components

(a) Corporate Performance Component: For the 2006 Plan Year, the Grantee's Corporate Performance Component shall be an amount equal to a percentage of the Grantee's Eligible Earnings, determined as follows:

     % of Corporate             % of Eligible
    Performance Goal              Earnings
    ----------------      ------------------------
      90% or less                     0%
Over 90% but under 100%              20%
          100%                       35%
          105%                       40%
       Over 105%          3% for every % over 105%
                                performance,
                                not to exceed
                                     55%

(b) Circle Performance Component: For the 2006 Plan Year, the Grantee's Circle Performance Component shall be an amount equal to a percentage of the Grantee's Eligible Earnings, determined as follows:

      % of Circle               % of Eligible
    Performance Goal              Earnings
    ----------------      ------------------------
      90% or less                     0%
Over 90% but under 100%              20%
          100%                       35%
          105%                       40%
       Over 105%          3% for every % over 105%
                                performance,
                                not to exceed
                                     55%

(c) Strategic and Personal Performance Component: Based on the strategic and personal performance of the Grantee during the Plan Year, the Plan Administrator may grant between 0% and 30% of the Grantee's Eligible Earnings.

     Section 4.3. Long-Term Annual Incentive Award

(a) The Long-Term Annual Incentive Award of the Grantee shall be an amount equal to a percentage of the Grantee's Eligible Earnings determined as follows:

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     % of Corporate             % of Eligible
    Performance Goal              Earnings
    ----------------      ------------------------
      90% or less                    0%
Over 90% but under 100%              50%
          100%                      100%
          105%                      105%
       Over 105%          4% for every % over 105%
                                performance,
                                not to exceed
                                    125%

(b) The Plan Administrator may establish a method for adjusting the Long-Term Annual Incentive Award of the Grantee if he was on an approved leave of absence during the Plan Year and may establish different methods for different forms of leave of absence.

                                    SECTION 5

                                Payment of Award

     Section 5.1 Short-Term Annual Incentive Award. The Short Term Annual Incentive Award shall be payable in cash as soon as practicable after the Plan Administrator has determined the amount of those Awards.

     Section 5.2. Long Term Annual Incentive Award.

(a) The Long-Term Annual Incentive Award shall be paid in Restricted Stock to be purchased on the open market. The number of shares of Restricted Stock payable shall be based on the average price per share for all shares purchased by the Corporation to pay Awards approved concurrently by the Plan Administrator.

(b) Except as otherwise provided in paragraph (i) below, the restrictions on 40% of the Restricted Stock awarded to the Grantee will lapse upon the termination of Grantee's employment on or after attaining age 55 and completing 10 years of service, as determined pursuant to personnel policies and procedures.

(c) Except as otherwise provided in paragraph (i) below, the restrictions on the remaining 60% of the Restricted Stock awarded to the Grantee will lapse on the earlier of: i) termination of the Grantee's employment on or after attaining age 55 and completing 10 years of service, as determined pursuant to personnel policies and procedures; or ii) as provided below:

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                                 % of Award Free
Period of Time After the Award   of Restrictions
------------------------------   ---------------
            1 year                     12%
            2 years                    12%
            3 years                    12%
            4 years                    12%
            5 years                    12%

(d) The shares of Restricted Stock awarded to the Grantee herein may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Grantee during the Restricted Period, except as may be provided under the Plan.

(e) For the consequences of the termination of employment with respect to the shares of Restricted Stock awarded to the Grantee, which may result in the forfeiture of such shares of Restricted Stock, please refer to Article VIII of the Plan and to the Prospectus of the Plan.

(f) Cash dividends paid on the Restricted Stock, and all of the Common Stock that may be subsequently acquired with such cash dividends, will be invested in the purchase of additional shares of Common Stock of the Corporation in accordance with the Popular, Inc. Dividend Reinvestment and Stock Purchase Plan (DRIP). Such shares are not subject to the restrictions described in paragraph (d) above and are immediately vested.

(g) The Restricted Stock shall be held in custody by the Trust Division of Banco Popular de Puerto Rico. The Grantee shall have the right to vote the Restricted Stock.

(h) The Committee may accelerate the lapse of the restrictions on the Restricted Stock awarded to the Grantee described above under paragraphs
     (b) and (c) if the Grantee's employment is terminated on or after age 50 and before age 55 and 10 years of service.

(i) If the Grantee's employment is terminated for Cause, the Grantee will forfeit the Restricted Stock awarded that was subject to restrictions at the time of termination for Cause.

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                                    SECTION 6

                               Tax Considerations

     Section 6.1. Certain Income Tax Considerations. The granting of the Award may have certain income tax considerations to the Grantee, which are generally described in the Prospectus of the Plan.

                                    SECTION 7

                                  Miscellaneous

     Section 7.1. The Plan. This Award is subject to the terms of the Plan, a copy of which has been provided to you.

     Section 7.2. Controlling Law. The laws of the Commonwealth of Puerto Rico shall be controlling in all matters relating to this Award.

     Section 7.3. Titles and Captions. Titles and captions in this document are used only for convenience and are not to be used in the interpretation of this Award.

IN WITNESS WHEREOF, Popular, Inc. and the Grantee have executed this Incentive Award and Agreement as of the 13th day of March of 2006.

POPULAR, INC.                           GRANTEE


/s/ Tere Loubriel                       /s/ Roberto R. Herencia
-------------------------------------   ----------------------------------------
By: Tere Loubriel                       By: Roberto R. Herencia
Title: Executive Vice President
                                        Date: March 13, 2006
Date: March 13, 2006